UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2008

ValueRich, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-52404	41-2102385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1804 N. Dixie Highway, Suite A, West Palm Beach, FL 33407

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 832-8878

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

(a)(1) On May 27, 2008 ValueRich, Inc. (the “Company”)entered into a Stock Purchase Agreement with Starlight Investments, LLC and Bryan Emerson (“Starlight”) pursuant to which the Company will acquire all of the outstanding membership interests of Starlight for $200,000 in cash and 500,000 shares of the common stock of the Company. The sale will result in Starlight becoming a wholly owned subsidiary of the Company.

The transaction has been approved by the board of directors of the Company. Closing is subject to regulatory approvals, which include approval of FINRA and AMEX, and other customary closing conditions.

The Company and Starlight have made customary representations, warranties and covenants. These include Starlight’s agreement to adhere to certain non-compete obligations following closing and customary indemnification provisions.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) – (c)	N/A

(d)	Exhibits.

	Exhibit No. 10.1	Description Stock Purchase Agreement, dated as of May 27, 2008, by and among ValueRich, Inc., Bryan Emerson and Starlight Investments, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2008	VALUERICH, INC.

By: /s/ Joseph Visconti Name: Joseph Visconti Title: Chief Executive Officer and President

.

Exhibit Index

Exhibit No. 10.1	Description Stock Purchase Agreement, dated as of May 27, 2008, by and among ValueRich, Inc., Bryan Emerson and Starlight Investments, LLC.